SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 21, 1998

                               WHAT A WORLD!, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                0-25002                  59-3200879
      ---------------           ------------           -------------------
      (State or other          (Commission               (IRS Employer
      jurisdiction of           File Number)           Identification No.)
      incorporation)

              P.O. BOX 20125, TAMPA, FLORIDA                33622
         ----------------------------------------        ----------
         (Address of principal executive offices)        (zip code)


       Registrant's Telephone Number, including Area Code: (727) 577-9366

                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

         On December 21, 1998, What A World!, Inc., a Delaware corporation ("WAW"), announced it had entered into an agreement to combine with Tele Hub Link Corporation ("TeleHub"), a privately-held company based in Montreal, Canada that is engaged in the business of providing telemarketing services. Pursuant to an agreement between WAW, TeleHub and the shareholders of TeleHub, WAW will acquire from the TeleHub shareholders all of the outstanding capital stock of TeleHub, WAW will issue to the shareholders of TeleHub an aggregate of 13,011,339 shares of WAW common stock and, as a result, TeleHub will become a wholly-owned subsidiary of WAW. Following the consummation of the transaction, the former shareholders of TeleHub will hold approximately 86% of the outstanding post-transaction shares of WAW common stock. The transaction is subject to customary closing conditions, including receipt of shareholder approval of the transaction from WAW's shareholders at a special meeting to be held for such purpose. A copy of a press release issued by WAW on December 21, 1998, which sets forth a brief description of the proposed acquisition, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits.

     99.1   Press Release of What A World!, Inc. dated December 21, 1998.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WHAT A WORLD!, INC.
                                         (Registrant)

Dated:  December 29, 1998                By: /s/ BRIAN S. LAPPIN
                                             -----------------------------
                                             Brian S. Lappin
                                             Vice President of Finance and
                                             Chief Financial Officer

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